UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2008

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On May 22, 2008, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 9, 2008 among TriQuint Semiconductor, Inc., a Delaware corporation (the “Company”), WJ Communications, Inc., a Delaware corporation, (“WJ Communications”) and ML Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into WJ Communications (the “Merger”), with WJ Communications surviving the Merger as a wholly-owned subsidiary of the Company.

In the Merger, each issued and outstanding share of WJ Communications common stock (the “Common Stock”) (other than shares of Common Stock owned by WJ Communications or its subsidiaries) was converted into a right to receive $1.00 in cash (the “Merger Consideration”). Each option to purchase Common Stock that was issued and outstanding at the time of the Merger and that had an exercise price that was less than the Merger Consideration was converted into a right to receive cash in an amount equal to the difference between the amount of the Merger Consideration and the exercise price of such option, less applicable withholding taxes. All other options to purchase Common Stock that were issued and outstanding at the time of the Merger were cancelled. All shares of WJ Communications restricted stock that were outstanding and vested at the time of the Merger and all outstanding performance accelerated restricted stock units of WJ Communications that were outstanding and vested at the time of the Merger were converted into a right to receive the Merger Consideration. All other WJ Communications performance accelerated restricted stock units that were outstanding at the time of the Merger will remain outstanding and will, when vested, represent a right to receive the Merger Consideration.

The aggregate purchase price paid by the Company for the issued and outstanding Common Stock, in-the-money stock options, vested restricted stock and vested performance accelerated restricted stock was approximately $71.8 million.

Item 8.01   Other Events.

On May 23, 2008, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger among TriQuint Semiconductor, Inc., ML Acquisition, Inc., and WJ Communications, Inc., dated as of March 9, 2008 (incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K filed on March 11, 2008)

99.1	Press release of TriQuint Semiconductor, Inc. dated May 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVE BUHALY
Steve Buhaly Chief Financial Officer

Date: May 23, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release of TriQuint Semiconductor, Inc. dated May 23, 2008